Exhibit 1
Execution Version
THIRD AMENDMENT TO EQUITY COMMITMENT AGREEMENT
This Third Amendment (this “Amendment”), dated as of August 9, 2010, is made and entered into by and among Visteon Corporation (as debtor-in-possession and a reorganized debtor, as applicable, the “Company”), the Investors whose signatures are set forth below (the “Amending Investors”), and the Persons whose signatures are set forth below as “Additional Purchasers.” Capitalized terms used and not otherwise defined herein have the meanings set forth in the Equity Commitment Agreement (as defined below).
WHEREAS, the Company and the Amending Investors are parties to that certain Equity Commitment Agreement, dated as of May 6, 2010 (as amended by that certain First Amendment to the Equity Commitment Agreement, dated as of June 13, 2010, and as amended further by that certain Second Amendment to the Equity Commitment Agreement, dated as of June 20, 2010, the “Equity Commitment Agreement”);
WHEREAS, the Company and the Amending Investors wish to amend the Equity Commitment Agreement, and the Amending Investors include all of the Investors;
WHEREAS, the Additional Purchasers are the parties that comprise the Ad Hoc Equity Committee; and
WHEREAS, the Additional Purchasers wish to become, and the Company and the Amending Investors desire for the Additional Purchasers to become, Parties to the Equity Commitment Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Equity Commitment Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
A. Amendments to the Equity Commitment Agreement. The Equity Commitment Agreement is hereby amended as follows:
1. Preamble. The preamble to the Equity Commitment Agreement is hereby deleted in its entirety and in lieu thereof is inserted the following:
“THIS EQUITY COMMITMENT AGREEMENT (this “Agreement”), dated as of May 6, 2010, is made by and among Visteon Corporation (as a debtor in possession and a reorganized debtor, as applicable, the “Company”), the Persons set forth on Schedule 1 hereto under the heading “Investor” (each referred to herein individually as an “Investor” and collectively as the “Investors”), and the Persons set forth on Schedule 7 hereto under the heading “Additional Purchaser” (each referred to herein individually as an “Additional Purchaser” and collectively as the “Additional Purchasers”). The Company, each Investor, and each Additional Purchaser is referred to herein as a “Party” and collectively, the “Parties”. Capitalized terms used herein have the meanings ascribed thereto in Article I.”
[Second Amendment to the Equity Commitment Agreement — Lead Investor Signature Page]

2. Recitals. The fourth Recital to the Equity Commitment Agreement is hereby deleted in its entirety and in lieu thereof is inserted the following:
“WHEREAS, the Company has requested that the Investors, severally and not jointly, and the Additional Purchasers, severally and not jointly, participate in the Plan, and the Investors and the Additional Purchasers, severally and not jointly, are willing to participate in the Plan, on the terms and subject to the conditions contained in this Agreement and, solely with respect to the Investors, the Plan Support Agreement.”
3. Section 1.1 — Definitions. Section 1.1 of the Equity Commitment Agreement is hereby amended as follows:
(a) by adding the following definitions in appropriate alphabetical order:
(i) ““Additional Purchaser Default” means the failure by any Additional Purchaser to purchase any Additional Purchaser Shares that such Additional Purchaser is obligated to purchase under this Agreement.”
(ii) ““Available Additional Purchaser Shares” means Additional Purchaser Shares that any Additional Purchaser fails to purchase as a result of an Additional Purchaser Default by such Additional Purchaser.”
(iii) ““Sustained Objection” means the Bankruptcy Court’s sustaining of any objection by any Person, or any objection raised by the Bankruptcy Court sua sponte, to (i) the Additional Purchaser Commitment under the Third Amendment or (ii) the distribution to holders of Interests (as defined in the Plan) in Class J (as defined in the Plan) under Article III of the Plan.”
(iv) ““Third Amendment” means the Third Amendment to this Agreement, dated as of August 9, 2010, by and among the Company, the Investors, and the Additional Purchasers.”
(b) by adding the phrase “but for the avoidance of doubt, Additional Purchasers are not Co-Investors” at the end of the definition of Co-Investor.
4. Section 1.2 — Additional Defined Terms. Section 1.2 of the Equity Commitment Agreement is hereby amended as follows:
(a) by adding the phrases “Additional Purchaser,” “Additional Purchaser Commitment,” “Additional Purchaser Expenses,” “Additional Purchaser Shares,” “Alternate Confirmation Hearing,” “Appeal,” “Discovery,” and “Related Additional Purchaser,” along with corresponding Section references, in appropriate alphabetical order; and
(b) by deleting the phrase “Breaching Investor” and inserting in lieu thereof the phrase “Breaching Party”.
[Second Amendment to the Equity Commitment Agreement — Lead Investor Signature Page]

5. Section 3.1(a) — The Direct Purchase Commitment. Section 3.1(a) of the Equity Commitment Agreement is hereby amended as follows:
(a) The phrase “ten million eight hundred thirty-four thousand eight hundred (10,834,800)” in such Section is hereby deleted and in lieu thereof is inserted the phrase “ten million six hundred ninety thousand three hundred forty-four (10,690,344)”.
(b) The following language is hereby added at the end of such Section:
“On the terms and subject to the conditions set forth in this Agreement, each Additional Purchaser agrees, severally and not jointly, to subscribe for and purchase, and the Company agrees to sell and issue to such Additional Purchaser, on the Effective Date for the Purchase Price per share, the number of shares of New Common Stock (the “Additional Purchaser Shares”) as set forth in Schedule 7 opposite the name of such Additional Purchaser, rounded among the Additional Purchasers solely to avoid fractional shares as the Company may determine in its sole discretion (such obligation to purchase the Additional Purchaser Shares, the “Additional Purchaser Commitment”) with the aggregate amount of Additional Purchaser Shares being one hundred forty-four thousand four hundred fifty-six (144,456) shares. Additional Purchaser Shares shall be issued and delivered to the Additional Purchasers on the same terms set forth in Section 3.5 of this Agreement (assuming, solely for this purpose, that (i) each instance of the word “Investor” and “Investors” (other than in the phrase “Requisite Investors”) is replaced with the words “Additional Purchaser” and “Additional Purchasers”, respectively, and (ii) the phrase “Related Purchasers or Ultimate Purchasers” contained in Section 3.5(c) is replaced with the phrase “Related Additional Purchasers”), subject only to the condition that the sale and purchase of the Investor Shares as contemplated by this Agreement shall occur simultaneously with the sale and purchase of the Additional Purchaser Shares.”
6. Section 3.3 — Alternative Financing. Section 3.3 of the Equity Commitment Agreement is hereby amended as follows:
(a) each instance of the phrase “Investor Default or a Signatory Default” shall be deleted and in each instance in lieu thereof shall be inserted the phrase “Investor Default, Additional Purchaser Default, or Signatory Default”;
(b) each instance of the phrase “Investor Default or Signatory Default” shall be deleted and in each instance in lieu thereof shall be inserted the phrase “Investor Default, Additional Purchaser Default, or Signatory Default”;
(c) each instance of the phrase “Available Investor Shares or Cash Recovery Subscription Equity” shall be deleted and in each instance in lieu thereof shall be inserted the phrase “Available Investor Shares, Available Additional Purchaser Shares, or Cash Recovery Subscription Equity”;
(d) each instance of the phrase “all Available Investor Shares or all of the Cash Recovery Subscription Equity” shall be deleted and in each instance in lieu thereof shall be inserted the phrase “all Available Investor Shares, all Available Additional Purchaser Shares, or all of the Cash Recovery Subscription Equity”;
[Second Amendment to the Equity Commitment Agreement — Lead Investor Signature Page]

(e) by adding the phrase “; provided, further, that notwithstanding the foregoing, in the event of an Additional Purchaser Default, each Investor shall be entitled to purchase the Available Additional Purchaser Shares resulting from such Additional Purchaser Default in proportion to each Investor’s Allotted Portion, but any Available Additional Purchaser Shares not so purchased shall be subject to the provisions of this Section 3.3” immediately following the phrase “as the case may be, are purchased, an “Alternative Financing”)” at the end of the first sentence of Section 3.3(a); and
(f) Section 3.3(c) shall be deleted in its entirety and in lieu thereof shall be inserted the following sentence: “Nothing in this Agreement shall be deemed to require (i) an Investor to purchase more than its Allotted Portion of (A) the Direct Subscription Shares and (B) the Unsubscribed Shares or (ii) an Additional Purchaser to purchase more than the number of Additional Purchaser Shares set forth with respect to such Additional Purchaser on Schedule 7.”
7. Section 3.6 — Transfer, Designation and Assignment Rights. Section 3.6 of the Equity Commitment Agreement is hereby amended as follows:
(a) Section 3.6(b) shall be amended by adding the phrase “that apply to Investors” immediately following the phrase “Section 7.16” in the first sentence thereof; and
(b) the following subsection (e) shall be added at the end of such Section:
“(e) Each Additional Purchaser shall have the right to designate by written notice to the Company no later than five (5) Business Days prior to the Effective Date that some or all of its Additional Purchaser Shares be issued in the name of and delivered to, one or more of its Affiliates (each, a “Related Additional Purchaser”) upon receipt by the Company of payment therefor in accordance with the terms hereof, which notice of designation shall (i) be addressed to the Company and signed by such Additional Purchaser and each Related Additional Purchaser, (ii) specify the number of Additional Purchaser Shares to be delivered to or issued in the name of such Related Additional Purchaser and (iii) contain a confirmation by such Related Additional Purchaser of the accuracy of the representations set forth in Sections 6.6 through 6.8 as applied to such Related Additional Purchaser; provided, that no such designation pursuant to this Section 3.6(e) shall relieve such Additional Purchaser from its obligations under this Agreement. Additionally, each Additional Purchaser may assign all or any portion of its Additional Purchaser Commitment to a Related Additional Purchaser who agrees in writing to be bound by this Agreement by executing and delivering to the Company and each Investor and each other Additional Purchaser a joinder agreement pursuant to which such Related Additional Purchaser agrees to be bound by the provisions of this Agreement as if it were an Additional Purchaser, in form and substance reasonably acceptable to the Company, including a revised Schedule 7 to reflect such assignment; provided, that no such assignment pursuant to this Section 3.6(e)
[Second Amendment to the Equity Commitment Agreement — Lead Investor Signature Page]

shall relieve such Additional Purchaser from its obligations under this Agreement without giving effect to such revised Schedule 7; provided, further, that such Additional Purchaser shall provide written notice to the Company and each Investor and each other Additional Purchaser in advance of such assignment and no later than five (5) Business Days prior to the Effective Date. Each Additional Purchaser, severally and not jointly, agrees that it will not, directly or indirectly, assign, at any time prior to the Effective Date or earlier termination of this Agreement in accordance with its terms, its rights and obligations under this Agreement or to Additional Purchaser Shares or any interest or participation therein to any Person other than a Related Additional Purchaser pursuant to this Section 3.6(e) or another Additional Purchaser who is bound by this Agreement. If an Additional Purchaser assigns its rights and obligations under this Agreement or to any Additional Purchaser Shares or any interest or participation therein, to another Additional Purchaser who is bound by this Agreement pursuant to this Section 3.6(e), (i) such assignment shall occur no later than five (5) Business Days prior to the Effective Date, (ii) the assigning Additional Purchaser shall be relieved of its obligations hereunder with respect to the Additional Purchaser Shares subject to such assignment, (iii) the assignee Additional Purchaser who is a party to this Agreement shall assume such obligations, and (iv) the Additional Purchasers involved in such assignment shall provide written notice to the Company and each other Investor containing a revised Schedule 7 accurately reflecting any changes required by the transactions contemplated by this Section 3.6(e). Nothing in this Agreement shall limit or restrict in any way any Additional Purchaser’s ability to Transfer any of its Additional Purchaser Shares or any interest therein after the Effective Date pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements thereunder and pursuant to applicable state securities Laws.”
8. Section 4.3 — Transaction Expenses. Section 4.3 of the Equity Commitment Agreement is hereby amended as follows:
(a) by deleting the phrase “two hundred thousand dollars ($200,000)” contained in Section 4.3(a)(iv) and inserting in lieu thereof the phrase “three hundred-fifty thousand dollars ($350,000)”;
(b) by deleting the phrase “(collectively, “Transaction Expenses”)” contained in Section 4.3(a) and inserting in lieu thereof the phrase “(collectively, and together with the Additional Purchaser Expenses, the “Transaction Expenses”; provided, however that the term Transaction Expenses shall not include any Additional Purchaser Expenses for the purposes of clauses (i)-(v) below”; and
(c) by adding the following subsection (d) at the end of such Section:
“(d) On the Effective Date (or, if applicable, the effective date of the Claims Conversion Sub-Plan), so long as each Additional Purchaser continues to support the Plan and has not breached any of its obligations under Section 7.16, the Company will reimburse the actual, documented out-of-pocket costs and expenses (including the actual, documented fees, costs, and expenses of Dewey & LeBoeuf LLP, as counsel, Buchanan Ingersoll & Rooney
[Second Amendment to the Equity Commitment Agreement — Lead Investor Signature Page]

P.C., as cocounsel, and Gleacher & Company, as financial advisor) incurred on or prior to the date of the Third Amendment by each of the Additional Purchasers in connection with the Additional Purchasers’ prosecution of their interests during the Proceedings (collectively, “Additional Purchaser Expenses”) (it being understood that (x) the Debtors have reviewed the supporting materials for the Additional Purchaser Expenses and have determined that the Additional Purchaser Expenses are reasonable and (y) that the Investors will not oppose the payment of the Additional Purchaser Expenses in accordance with the terms of this Agreement); provided, that the Company shall not be required to reimburse any Additional Purchaser Expenses in excess of four million two hundred-fifty thousand dollars ($4,250,000) in the aggregate for all Additional Purchasers, including their respective advisors.”
9. Article V — Representations and Warranties of the Company. Article V of the Equity Commitment Agreement is hereby amended as follows:
(a) the preamble to such Article is hereby amended by deleting the phrase “the Company represents and warrants to, and agrees with, each of the Investors as set forth below” and inserting in lieu thereof the phrase “the Company represents and warrants to, and agrees with, each of the Investors (and, solely with respect to Sections 5.1, 5.2, 5.3, 5.4, 5.5, and 5.8, each of the Additional Purchasers) as set forth below”;
(b) Section 5.5 of the Equity Commitment Agreement is hereby amended by adding, immediately after each instance of the word “the Shares”, the phrase “ and the Additional Purchaser Shares” and by adding, immediately after each instance of the word “Holders”, the phrase “and the Additional Purchasers”; and
(c) Section 5.8 of the Equity Commitment Agreement is hereby amended as follows:
(i) by adding, immediately after the word “Investors”, the phrase “ and Additional Purchasers”;
(ii) by adding, immediately after the word “including”, the phrase “, solely with respect to the Investors,”; and
(iii) by adding, immediately after the word “Investor”, the phrase “ or Additional Purchaser”.
10. Article VI — Representations and Warranties of the Investors. Article VI of the Equity Commitment Agreement is hereby amended as follows:
(a) The heading of such Article is hereby amended by deleting in its entirety the existing heading and inserting in lieu thereof the phrase “Representations and Warranties of the Investors and Additional Purchasers”.
[Second Amendment to the Equity Commitment Agreement — Lead Investor Signature Page]

(b) The preamble of such Article is hereby amended as follows:
(i) by adding, immediately after the word “warrant”, the words “, and Section 6.11, as to which only the Additional Purchasers represent and warrant”;
(ii) by adding, immediately after the word “below” at the end of the preamble, the words “ and each Additional Purchaser represents and warrants (except with respect to Section 6.9, as to which only the Lead Investors represent and warrant) as to itself only, and agrees with, the Company, severally and not jointly, as set forth below”;
(c) each other Section of Article VI is hereby amended as follows:
(i) by adding the words “or Additional Purchaser, as the case may be,” immediately following each instance of the word “Investor”;
(ii) by adding the words “or Additional Purchaser Shares, as the case may be,” following the words “Investor Shares” except that the first parenthetical phrase appearing in Section 6.5 shall be amended to read as follows: “(including the purchase by such Investor or Additional Purchaser, as the case may be, of its Allotted Portion of the Investor Shares or its Additional Purchaser Shares as set forth on Schedule 7, as the case may be)”; and
(d) by adding the following Section 6.11 at the end of such Article:
“Section 6.11 Additional Purchaser’s Shares. As of the date of the Third Amendment, such Additional Purchaser owns, free and clear of any restriction on the right to vote, the number of shares of common stock of the Company (as a debtor-in-possession) set forth opposite the name of such Additional Purchaser on Schedule 7.”
11. Section 7.3 — Securities Laws. Section 7.3 of the Equity Commitment Agreement is hereby amended so that each instance of the phrase “Investor Shares” shall be deleted and in each instance in lieu thereof shall be inserted the phrase “Investor Shares or Additional Purchaser Shares, as the case may be”.
12. Section 7.7 — Funding Approval. Section 7.7 of the Equity Commitment Agreement is hereby amended as follows:
(a) by adding the words “plus (iii) such Investor’s Allotted Portion of the Additional Purchaser Commitment” immediately prior to the word “and” in clause (ii); and
(b) by adding the following sentence at the end Section 7.7: “Each Additional Purchaser shall deliver to the Company, on the date that is ten (10) Business Days prior to the date scheduled for the Confirmation Hearing, a certificate from an officer or a duly authorized agent of such Additional Purchaser certifying that such Additional Purchaser’s credit committee (or such similar governing entity that is responsible for approving such matters in accordance with such Additional Purchaser’s normal operations) has approved, subject only to the terms and conditions of this Agreement and the Plan that are applicable to such Additional Purchaser, the funding by such Additional Purchaser of an amount equal to such Additional Purchaser’s portion of the amount of the Additional Purchaser Commitment as set forth on Schedule 7.”
[Second Amendment to the Equity Commitment Agreement — Lead Investor Signature Page]

13. Section 7.8 — Use of Proceeds. Section 7.8 of the Equity Commitment Agreement is hereby amended so that each instance of the phrase “Investor Shares” shall be followed by “and Additional Purchaser Shares”.
14. Section 7.12 — Takeover Statutes. Section 7.12 of the Equity Commitment Agreement is hereby amended so that each instance of the phrase “Investors” shall be followed by “or Additional Purchasers”.
15. Section 7.14 — Commercially Reasonable Efforts. Section 7.14 of the Equity Commitment Agreement is hereby amended as follows:
(a) Section 7.14(a) shall be amended such that (i) the phrase “Company or any Investor” shall be deleted and replaced with “Company, any Investor or any Additional Purchaser” and (ii) the phrase “and each Investor shall use” shall be deleted and replaced with “and each Investor and, subject to Section 7.16, each Additional Purchaser, shall use”;
(b) Section 7.14(b) shall be amended such that (i) the phrase “Investors and the Company” shall be deleted and replaced with “Investors, Additional Purchasers and the Company”, (ii) the phrase “Investors or the Company” shall be deleted and replaced with “Investors, Additional Purchasers or the Company” and (iii) the phrase “Company and the Investors” shall be deleted and replaced with “Company, Additional Purchasers and the Investors”; and
(c) Section 7.14(c) shall be amended such that the word “Investor” shall be deleted and replaced with “Investor or Additional Purchaser” and the word “Investor’s” shall be deleted and replaced with “Investor’s or Additional Purchaser’s”.
16. Section 7.15 — Antitrust Approval. Sections 7.15(b) and 7.15(e) of the Equity Commitment Agreement are hereby amended as follows: each instance of the word “Investor” (but, for the avoidance of doubt, not as used in the phrase “Requisite Investors”) shall be followed by “or Additional Purchaser”;
17. Section 7.16 — Plan Support. Section 7.16 of the Equity Commitment Agreement is hereby amended by adding the following language after the second sentence of such Section:
“Each Additional Purchaser, including its respective Affiliates, shall (x) vote, or change the vote for, as applicable, all Claims (held as of the Voting Record Date (as defined in the Plan) and actually previously voted) and Interests (as defined in the Plan) it holds to accept the Plan prior to the Voting Deadline (as defined in the Plan, as it may be extended in accordance with the Plan, and the Debtors having agreed to extend such Voting Deadline to permit the Additional
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Purchasers to fulfill their obligations under this Section 7.16) and (y) not object to confirmation of the Plan, otherwise commence or support any proceeding opposing any of the terms of the Plan, or take any other action (directly or indirectly) that in any way prevents, delays, or impedes the restructuring of the Company as contemplated by the Plan (including in connection with the Claims Conversion Sub-Plan); provided that each Additional Purchaser, including each of its Affiliates, shall support (directly and indirectly) confirmation of the Plan and shall not take any action to oppose the date of, or seek to reschedule, the Confirmation Hearing currently set by the Bankruptcy Court on August 31, 2010, which Confirmation Hearing is premised on all Classes of unsecured claims and Class J (each, as defined in the Plan) voting to accept the Plan; provided, further, that the Additional Purchasers, including their respective Affiliates, shall be permitted to object to confirmation of the Plan, and may change their votes to rejecting votes (and the Debtors and Investors expressly agree not to contest or oppose such change of votes), solely in the case of a Sustained Objection. In the case of a Sustained Objection prior to or on August 31, 2010, no Additional Purchaser, nor any of its Affiliates, shall take any action to oppose the date of, or seek to reschedule, the alternate Confirmation Hearing (the “Alternate Confirmation Hearing”) currently set by the Bankruptcy Court on September 28, 2010, which Alternate Confirmation Hearing is premised on a Class of unsecured Claims or Class J (each, as defined in the Plan) voting to reject the Plan; provided that, if a Sustained Objection occurs after August 31, 2010, the earliest date on which the Debtors shall seek to commence the Alternate Confirmation Hearing shall be thirty (30) days following the occurrence of the Sustained Objection, and each Additional Purchaser, and each of its Affiliates, shall actively support, and take no action to oppose, such commencement of the Alternate Confirmation Hearing as early as the thirtieth (30th) day following the occurrence of the Sustained Objection. Further, as of the date of the Third Amendment, each Additional Purchaser, including its respective Affiliates, will (a) withdraw, with prejudice, its appeal of the Order Authorizing the Debtors to Enter Into: (A) a Plan Support Agreement; (B) an Equity Commitment Agreement and to Pay Certain Fees in Connection Therewith; and (C) a Cash Recovery Backstop Agreement, dated June 17, 2010 [Docket No. 3427], including any motions to expedite the same (the “Appeal”); (b) withdraw with prejudice all discovery demands with regard to the Plan (including, without limitation, all interrogatories, requests to admit, requests for production of documents, notices of depositions, and all subpoenas and motions with respect to the same (collectively, “Discovery”)), and seek no further Discovery with respect to any party in the Proceedings, it being understood that, notwithstanding the withdrawal with prejudice, each Additional Purchaser, including its respective Affiliates, may reinitiate the Appeal and its Discovery following the occurrence of a Sustained Objection, it being further understood that if any Additional Purchaser, or any of its Affiliates, reinitiates the Appeal or objects to the Plan or changes its votes, the Additional Purchasers, including their respective Affiliates, shall be deemed to have relinquished their right to participate in the Additional Purchaser Commitment and their right to reimbursement for Additional Purchaser Expenses; and (c) at the request of the Company, and with the Company’s reimbursement of the reasonable, actual and documented fees and expenses (including reasonable, actual and documented attorneys’ fees) of the Additional Purchasers related thereto, provide affirmative support of the Plan at any confirmation trial by filing a pleading and orally specifically stating the Additional Purchasers’ affirmative support of the Plan, which request shall not be made in the case of a Sustained
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Objection. The Company and the Investors further agree to withdraw with prejudice all Discovery served against any Additional Purchasers or their advisors, it being understood that, notwithstanding the withdrawal with prejudice, the Company and the Investors may reinitiate such Discovery in the case of a Sustained Objection, it being understood that the Additional Purchasers can object to such Discovery. To the extent that any Person formally or informally, or the Bankruptcy Court sua sponte, objects to the Third Amendment or the Plan for any reason, no Additional Purchaser, nor any of their respective Affiliates, shall be, or shall be deemed to have been, released from its obligations pursuant to this Section 7.16 and the Company shall use commercially reasonable efforts to affirmatively support opposition to any such objection and the Investors shall not support any such objection; provided, to the extent that any Person’s objection, or the Bankruptcy Court’s sua sponte objection, to the Third Amendment is sustained only in connection with the payment of Additional Purchaser Expenses pursuant to Section 4.3(d), the Debtors shall use their commercially reasonable efforts to support, and the Investors shall not oppose, a section 503(b)(3)(D) substantial contribution request filed by the Additional Purchasers for the payment of Additional Purchaser Expenses pursuant to and subject to the conditions and limitations of Section 4.3(d), which, for the avoidance of doubt, will not include the payment of any fees or expenses in excess of the limitations on the amount of Additional Purchaser Expenses payable thereunder. Additionally, each Additional Purchaser agrees to comply with the terms of Sections 2.2 and 2.3 of the Plan Support Agreement as if such terms were incorporated herein mutatis mutandis, as if such Additional Purchaser were a Consenting Senior Noteholder thereunder and as if all references to “Relevant Claims” in Section 2.2 of the Plan Support Agreement included “Relevant Interests” (as such term is defined in the Plan Support Agreement). Other than as a result of a Sustained Objection, in the event of any amendment, supplement, change, or modification of the Plan, on file with the Bankruptcy Court as of August 6, 2010, that results in a material adverse change or modification to the treatment of Class J Interests (as defined in the Plan) under the Plan that requires re-solicitation under section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 or the rights and privileges of the Additional Purchasers under this Agreement (which rights and privileges are qualified by the terms of this Agreement), the Additional Purchasers shall have no further obligations or responsibilities under this Agreement, including, without limitation, Section 3.1 and Section 7.16, unless the Additional Purchasers provide their prior written consent.”
18. Section 8.5 — Regulatory Reallocation. Section 8.5 of the Equity Commitment Agreement shall be deleted and replaced in its entirety as follows:
“If (a) an Investor (an “Over-Allotted Investor”) or an Additional Purchaser is required to obtain any consent, waiver or approval of a Governmental Entity (pursuant to Antitrust Laws or otherwise) for the Approval Conditions to be satisfied and such Over-Allotted Investor or Additional Purchaser has not obtained such consent, waiver or approval prior to the entry of the Confirmation Order and (b) Requisite Investors determine (after Good Faith Consultation to the extent the Over-Allotted Investor is a Co-Investor) that a reduction or elimination of such Over-Allotted Investor’s Allotted Portion or Additional Purchaser’s Additional Purchaser Shares would either obviate the need for such Over-Allotted Investor or Additional Purchaser to obtain such consent, waiver or approval or result in such consent, waiver or approval being
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obtained (a “Regulatory Cure”) and the Requisite Investors give notice of such determination to such Over-Allotted Investor or Additional Purchaser and the Company at least five (5) Business Days prior to the Effective Date, the Lead Investors (other than the Over-Allotted Investor) shall have the right, but shall not be obligated, to, prior to the date that is five (5) Business Days before the Effective Date, (x) reduce the Over-Allotted Investor’s Allotted Portion or Additional Purchaser’s Additional Purchaser Shares only to the extent necessary (in such Lead Investors’ good-faith judgment) to achieve a Regulatory Cure (the amount by which the Over-Allotted Investor’s Allotted Portion or, as the case may be, Additional Purchaser’s Additional Purchaser Shares, is reduced, the “Removed Allotted Portion”) and (y) to make arrangements for one or more of the Lead Investors (other than any Over-Allotted Investors) to assume all of the Removed Allotted Portion on the terms and subject to the conditions set forth in this Agreement and in such amounts as may be agreed upon by such Lead Investors (but in no event less than the total Removed Allotted Portion, such that the Aggregate Commitment of the Investors and the Additional Purchaser Commitment is not reduced) (such arrangement, a “Regulatory Reallocation”). Notwithstanding anything to the contrary contained in this Agreement, a reduction and reallocation of an Over-Allotted Investor’s Allotted Portion of the Equity Commitment (and revision of Schedule 1 to reflect such reduction and reallocation) or, as the case may be, an Additional Purchaser’s Additional Purchaser Shares (and revision of Schedule 7 to reflect such reduction and reallocation) pursuant to a Regulatory Reallocation in accordance with this Section 8.5 shall not require the consent of such Over-Allotted Investor or Additional Purchaser.”
19. Section 9.1 — Indemnification Obligations. Section 9.1(b) of the Equity Commitment Agreement shall be amended by changing the caption to read “Indemnification by the Investors and the Additional Purchasers” and shall be further amended as follows:
(a) the phrase “or Additional Purchaser, as the case may be” shall be inserted following the first occurrence of the word “Investor” and each instance of the phrase “Breaching Investor” shall be replaced with the phrase “Breaching Party”;
(b) the phrase “and Additional Purchasers” shall be inserted following the first occurrence of the word “Investors”; and
(c) the parenthetical phrase “(not including, for the avoidance of doubt, any claim by any other Investor, any Related Purchaser, any Ultimate Purchaser or any of their respective Affiliates)” shall be deleted and replaced with “(not including, for the avoidance of doubt, any claim by any other Investor, any Related Purchaser, any Ultimate Purchaser, any Additional Purchaser or any of their respective Affiliates)”.
20. Section 9.4 — Contribution. Section 9.4 of the Equity Commitment Agreement shall be amended as follows:
(a) by inserting, immediately following the word “that” in the last sentence of such Section, the phrase “, with respect to any claims for contribution hereunder solely among the Investors and the Company,”; and
[Second Amendment to the Equity Commitment Agreement — Lead Investor Signature Page]

(b) by deleting the phrase “(a) the total value received or proposed to be received by the Company pursuant to the sale of Investor Shares and Shares in the Rights Offering” and replacing it with “(a) the total value received or proposed to be received by the Company pursuant to the sale of Investor Shares, Additional Purchaser Shares and Shares in the Rights Offering”.
21. Section 10.1 — Termination Rights. Section 10.1 of the Equity Commitment Agreement is hereby amended as follows:
(a) Section 10.1(b) is amended by inserting the words “and each Additional Purchaser” following the first occurrence of the word “Investor”;
(b) Section 10.1(d) is amended by inserting the words “and each Additional Purchaser” following the first occurrence of the word “Investor”.
22. Section 11.1 — Notices. Section 11.1 of the Equity Commitment Agreement is hereby amended by adding the following language at the end of such Section:
“(e) If to any Additional Purchaser, to the address set forth opposite such Additional Purchaser’s name on Schedule 7 with a copy (which shall not constitute notice) to:
Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, NY 10019-6092
Attention: Martin Bienenstock
Facsimile: (212) 259-6333”
23. Section 11.2 -Assignments; Third Party Beneficiaries. Section 11.2 of the Equity Commitment Agreement is hereby amended by adding the words “or an Additional Purchaser” immediately following the words “other than an assignment by an Investor” therein.
24. Section 11.7 — Waivers and Amendments; Rights Cumulative. Section 11.7 of the Equity Commitment Agreement is hereby amended by as follows:
(a) the phrase “and delivery by such reallocating Investors of written notice to the Company and each other Investor containing a revised Schedule 1 accurately reflecting any changes required by such reallocation” shall be added immediately following the word “reallocation” in the third sentence of Section 11.7;
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(b) the following sentences shall be added to the end of Section 11.7:
“Notwithstanding anything to the contrary contained herein, the definitions of “Additional Purchasers”, “Additional Purchaser Shares” and “Additional Purchaser Commitment”, Section 3.1(a) (only the last two sentences), Section 3.3(c)(ii), Section 3.6(e), Section 4.3(d), Section 7.16 (except for the first two sentences), Section 9.1(b) (solely as it relates to the rights or obligations of any Additional Purchaser and only to the extent that such amendment would be material and discriminatorily adverse to the Additional Purchasers as a group relative to the Lead Investors as a group), Section 11.7 (only the sentences inserted into such Section pursuant to the Third Amendment), Section 11.9(b) (only subclause (i)(B)), Section 11.9(c)(v), Section 11.12 (only the sentence inserted into such Section pursuant to the Third Amendment), and Schedule 7 may not be amended or modified without the prior written consent of each Additional Purchaser affected by any such amendment or modification, except as specifically permitted by Section 8.5 to effect a Regulatory Reallocation. Additionally, no amendment that is material and discriminatorily adverse to the Additional Purchasers as a group relative to the Lead Investors as a group (except as specifically permitted by Section 8.5 to effect a Regulatory Reallocation) shall be effective without the prior written consent of any Additional Purchaser affected by such amendment.”
25. Section 11.9 — Specific Performance; Limitations on Remedies. Section 11.9 of the Equity Commitment Agreement is hereby amended as follows:
(a) Section 11.9(a) is hereby deleted in its entirety and replaced with the following:
“(a) The Company and each Investor and each Additional Purchaser acknowledge and agree that, in the event any provision of this Agreement is not performed by the Company in accordance with its specific terms or is otherwise breached by the Company (including any provision requiring the payment of all or a portion of the Stock Right Premium, the Arrangement Premium, the Alternative Transaction Damages and/or Transaction Expenses), (i) the Investors and/or the Additional Purchasers, as the case may be, may not have an adequate remedy at law in the form of money damages and (ii) in addition to any other rights and remedies existing in its favor, the Investors and/or the Additional Purchasers, as the case may be, shall have the right to bring an action to enforce specifically the terms and provisions of this Agreement and to obtain an injunction, injunctions or any form of equitable relief to prevent breaches of this Agreement.”;
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(b) Section 11.9(b) is hereby deleted in its entirety and replaced with the following:
“(b) The Company hereby (i) waives, on behalf of itself and its Affiliates, any and all common law, statutory or other remedies the Company or any of its Affiliates may have against any Investor or any Additional Purchaser in respect of any claims or causes of actions arising out of or relating to the Rights Offering, this Agreement and any of the transactions contemplated thereby and hereby, except for (A) the remedy expressly set forth in Section 11.9(c)(ii) and (B) solely with respect to the Additional Purchasers, any right to specifically enforce any obligations of an Additional Purchaser under Section 7.16, which remedies described in (A) and (B) above the Company agrees shall be its sole and exclusive remedies for any such claims or causes of action and (ii) agrees that, to the extent it or any of its Affiliates incur Losses arising from or in connection with a breach by any Investor or Additional Purchasers of its representations, warranties, covenants and agreements contained in this Agreement, in no event shall the Company or its Affiliates seek to recover any money damages from (or seek any other remedy based on any legal, contractual or equitable theory against) such Investor or Additional Purchaser or any of their respective Affiliates except as otherwise expressly provided in Section 11.9(c)(ii). Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that (i) the liability of the Investors and the Additional Purchasers under this Agreement shall be several and not joint and (ii) under no circumstance shall the Investors or the Additional Purchasers and their respective Affiliates be liable for any punitive, special, indirect or consequential damages.”;
(c) The introductory phrase of Section 11.9(c) is amended by deleting the phrase “ and the Investors” and inserting in lieu thereof the phrase “, the Investors, and the Additional Purchasers”;
(d) Section 11.9(c)(iii) is amended by deleting such Section and replacing it with the following: “the sole and exclusive remedy available to any Investor or Additional Purchaser against any other Investor or Additional Purchaser or any of their respective Affiliates under this Agreement or in connection with the transactions contemplated hereby shall be pursuant to Article IX”;
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(e) The following shall be added as a new Section 11.9(c)(v) to the Equity Commitment Agreement:
“(v) in the event any provision of this Agreement is not performed by any Additional Purchaser in accordance with its specific terms or is otherwise breached by an Additional Purchaser, no Party or any of its Affiliates shall have any right to enforce specifically with respect to such Additional Purchaser the terms and provisions of this Agreement (other than the terms and provisions of Section 7.16) and shall not be entitled to an injunction, injunctions or any form of equitable relief to prevent breaches by any Additional Purchaser of this Agreement (other than to prevent breaches by an Additional Purchaser of Section 7.16).”; and
(f) Section 11.9(d) shall be amended by (i) deleting the phrase “the Company acknowledges and agrees that no Person other than the Investors and their permitted assignees shall have any obligation under this Agreement” and replacing it with “the Company acknowledges and agrees that no Person other than the Investors and their permitted assignees and the Additional Purchasers and their permitted assignees shall have any obligation under this Agreement” and (ii) adding the phrase “or Additional Purchasers” after each other instance of the word “Investors” in such Section 11.9(d).
26. Section 11.11 — No Reliance. Section 11.11 of the Equity Commitment Agreement is hereby amended by deleting such section and replacing it with the following:
“No Reliance. No Investor and no Additional Purchaser or any of their respective Related Parties shall have any duties or obligations to the other Investors or Additional Purchasers in respect of this Agreement, the Plan or the transactions contemplated hereby or thereby, except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Investor or Additional Purchaser or any of their respective Related Parties shall be subject to any fiduciary or other implied duties to the other Investors or Additional Purchasers, (b) no Investor or Additional Purchaser or any of their respective Related Parties shall have any duty to take any discretionary action or exercise any discretionary powers on behalf of any other Investor or Additional Purchaser, (c) (i) no Investor or Additional Purchaser any of their respective Related Parties shall have any duty to the other Investors or Additional Purchasers to obtain, through the exercise of diligence or otherwise, to investigate, confirm, or disclose to the other Investors or Additional Purchasers any information relating to the Company or any of its Subsidiaries or Joint Ventures that may have been communicated to or obtained by such Investor or Additional Purchaser or any of their Affiliates in any capacity and (ii) no Investor or Additional Purchaser may rely, and each confirms that it has not relied, on any due diligence investigation that any other Investor, Additional Purchaser or any Person acting on behalf of such other Investor or Additional Purchaser may have conducted with respect to the Company or any of its Affiliates or any of their respective securities and (d) each Investor and Additional Purchaser acknowledges that no other Investor or Additional Purchaser is acting as a placement agent, initial purchaser, underwriter, broker or finder with respect to its Investor Shares, Allotted Portion of its Equity Commitment, Additional Purchaser Shares or Additional Purchaser Commitment.”
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27. Section 11.12 — Publicity. Section 11.12 of the Equity Commitment Agreement is hereby amended by adding the following at the end thereof: “At all times prior to the Effective Date or the earlier termination of this Agreement in accordance with its terms, (i) no Additional Purchaser shall issue any press release or otherwise make any public announcements with respect to the transactions contemplated by this Agreement without the prior written consent of the Company and the Requisite Investors; provided, however, that any Additional Purchaser may make any disclosure or filing, with regard to its obligations hereunder, required by Law to be made by such Additional Purchaser after good faith consultation with the Company and the Requisite Investors and (ii) the Company and Requisite Investors shall consult in good faith with the Additional Purchasers prior to issuing any press release or otherwise making any public announcements with respect to this Amendment.”
28. Schedule 1 to the Equity Commitment Agreement. Schedule 1 attached to the Equity Commitment Agreement shall be replaced by the revised Schedule 1, attached as Exhibit I to this Amendment.
29. Schedule 7 to the Equity Commitment Agreement. Schedule 7, attached as Exhibit II to this Amendment, shall be added as Schedule 7 to the Equity Commitment Agreement.
B. Acknowledgements.
1. For the avoidance of doubt, the changes contemplated by this Amendment (collectively, the “Contemplated Changes”) (a) do not constitute a Change of Recommendation or an Alternate Transaction and (b) shall be effective as of the date hereof; provided that the failure of the Bankruptcy Court to approve any such Contemplated Changes (to the extent any objection to the Contemplated Changes is brought) shall not affect the validity and enforceability of the Contemplated Changes to Section 7.16 of the Equity Commitment Agreement except as otherwise specifically provided therein.
2. Each Amending Investor hereby acknowledges, for the avoidance of doubt, that (a) the Contemplated Changes do not constitute a material adverse change or modification to the treatment of the Claims of holders of Visteon Notes (as defined in the Plan Support Agreement) under the Amended Plan (as defined in the Plan Support Agreement) in the form attached to the Plan Support Agreement as of the date of such agreement, and further agrees and acknowledges that such Amending Investor shall not take any action to terminate the Plan Support Agreement with respect to such Amending Investor under Section 7.1(d) thereof or otherwise in connection with or as a result of the Contemplated Changes and (b) the granting to the Additional Purchasers of the right to purchase the Additional Purchaser Shares and the reduction in the number of Direct Subscription Shares the Amending Investors are entitled and obligated to purchase shall not constitute a Transfer to an Ultimate Purchaser and is not subject to the Section 3.6(c) of the Equity Commitment Agreement.
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3. Nothing in this Amendment shall be deemed to prohibit any Additional Purchaser from transferring any existing common stock of the Company held by such Additional Purchaser prior to the Effective Date, subject to the provisions of Section 7.16 of the Equity Commitment Agreement (including the incorporation of Sections 2.2 and 2.3 of the Plan Support Agreement therein pursuant hereto) and subject to applicable securities laws.
4. The Parties to this Amendment hereby agree that each of the Additional Purchasers and Related Additional Purchasers shall be entitled to become a party to the Registration Rights Agreement, and upon executing a joinder thereto shall become entitled to the rights and privileges thereunder as a “Holder” (as defined in the Registration Rights Agreement), concurrently with the execution of such Registration Rights Agreement by and among the Company and the Investors, their Related Purchasers and Ultimate Purchasers.
C. Miscellaneous. This Amendment and the Equity Commitment Agreement, together, contain the complete agreement among the parties hereto and thereto and supersede any prior understandings, agreements, letters of intent, or representations by or among such parties, written or oral, that may have related to the subject matter hereof in any way. Except as specifically amended hereby, the Equity Commitment Agreement, as amended hereby, shall remain in full force and effect. The terms and provisions of Sections 11.1 through 11.8 and 11.10 of the Equity Commitment Agreement (including any amendments to such Sections herein) are incorporated herein by reference as if set forth herein in their entirety and shall apply mutatis mutandis to this Amendment.
* * * * *
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IN WITNESS WHEREOF, the parties have executed or caused this Amendment to be executed as of the date first written above.

VISTEON CORPORATION
By:
	Name:	William G. Quigley
	Title:	Executive Vice President & Chief Financial officer

[Second Amendment to the Equity Commitment Agreement — Lead Investor Signature Page]

CQS CONVERTIBLE AND QUANTITATIVE STRATEGIES MASTER FUND LIMITED
By:
Name:
	Title:	Authorized Signatory

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CQS DIRECTIONAL OPPORTUNITIES MASTER FUND LIMITED
By:
Name:
	Title:	Authorized Signatory

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DEUTSCHE BANK SECURITIES INC. (Solely with Respect to the Distressed Products Group)
By:
Name:
Title:

By:
Name:
Title:

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ELLIOTT INTERNATIONAL, L.P.
By:	Elliott International Capital Advisors Inc., as
Attorney-in-Fact

By:
	Name:	Elliot Greenberg
	Title:	Vice President

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GOLDMAN, SACHS & CO., solely with respect to the High Yield Distressed Investing Group
By:
Name:
Title:

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KIVU INVESTMENT FUND LIMITED
By:
Name:
	Title:	Authorized Signatory

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MONARCH MASTER FUNDING LTD
By:	MONARCH ALTERNATIVE CAPITAL LP, its investment advisor

By:
	Name:	Christopher Santana
	Title:	Managing Principal

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OAK HILL ADVISORS, L.P., on behalf of certain private funds and separate accounts that it manages
By:
Name:
Title:

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SOLUS ALTERNATIVE ASSET MANAGEMENT LP, as investment advisor to its private funds
By:
	Name:	Nicholas Signorile
	Title:	COO/CFO

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THE LIVERPOOL LIMITED PARTNERSHIP
By:	Liverpool Associates, Ltd., as General Partner

By:
	Name:	Elliot Greenberg
	Title:	Vice President

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ALDEN GLOBAL DISTRESSED OPPORTUNITIES FUND, L.P.
By:	Alden Global Distressed Opportunities Fund GP, LLC, its general partner

By:
Name:
Title:

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ALLEN ARBITRAGE, L.P.
By:
	Name:	Tal Gurion
	Title:	Managing Director of Investment Manager

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ALLEN ARBITRAGE OFFSHORE
By:
	Name:	Tal Gurion
	Title:	Managing Director of Investment Manager

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ARMORY MASTER FUND LTD.
By:	Armory Advisors LLC, its Investment Manager

By:
	Name:	Jay Burnham
	Title:	Manager

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CAPITAL VENTURES INTERNATIONAL
By:	Susquehanna Advisors Group, Inc., its authorized agent

By:
Name:
Title:

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CASPIAN CAPITAL PARTNERS, L.P.
By:	Mariner Investment Group, as Investment Advisor

By:
	Name:	David Corleto
	Title:	Principal

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CASPIAN SELECT CREDIT MASTER FUND, LTD.
By:	Mariner Investment Group, as Investment Advisor

By:
	Name:	David Corleto
	Title:	Principal

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CITADEL SECURITIES LLC
By:
Name:
Title:

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CSS, LLC
By:
	Name:	Jerry White
	Title:	Partner

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CUMBERLAND PARTNERS By: CUMBERLAND GP LLC, its General Partner
By:
Name:
Title:

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CUMBERLAND BENCHMARKED PARTNERS, L.P. By: CUMBERLAND BENCHMARKED GP LLC, its General Partner
By:
Name:
Title:

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LONGVIEW PARTNERS B, L.P. By: LONGVIEW B GP LLC, its General Partner
By:
Name:
Title:

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CUMBER INTERNATIONAL S.A. By: CUMBERLAND ASSOCIATES LLC, as Investment Adviser
By:
Name:
Title:

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CYRUS EUROPE MASTER FUND LTD. By: Cyrus Capital Partners, L.P. as Investment Manager
By:
Name:
Title:

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CYRUS SELECT OPPORTUNITIES MASTER FUND, LTD. By: Cyrus Capital Partners, LP as Investment Manager
By:
Name:
Title:

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CRESCENT 1 L.P. By: Cyrus Capital Partners, L.P. as Investment Manager
By:
Name:
Title:

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CRS FUND LTD. By: Cyrus Capital Partners, L.P. as Investment Manager
By:
Name:
Title:

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CYRUS OPPORTUNITIES MASTER FUND II, LTD. By: Cyrus Capital Partners, L.P. as Investment Manager
By:
Name:
Title:

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HALBIS DISTRESSED OPPORTUNITIES MASTER FUND, LTD.
By:
Name:
Title:

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MARINER LDC By: Mariner Investment Group, as Investment Advisor
By:
	Name:	David Corleto
	Title:	Principal

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MARINER LDC By: Riva Ridge Capital Management LP, as Investment Manager By: Riva Ridge GP LLC, GP to the Investment Manager
By:
Name:
Title:

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MERCED PARTNERS LIMITED PARTNERSHIP By: Global Capital Management, Inc., General Partner
By:
	Name:	Thomas G. Rock
	Title:	Authorized Representative

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MERCED PARTNERS II, L.P. By: Lydiard Partners, L.P., General Partner By: Tanglewood Capital Management, Inc., General Partner
By:
	Name:	Thomas G. Rock
	Title:	Authorized Representative

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NEWFINANCE ALDEN SPV By: Alden Global Capital, its Trading Advisor
By:
Name:
Title:

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QVT FUND LP By: QVT Associates GP LLC, its general partner
By:
Name:
Title:

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QUINTESSENCE FUND L.P. By: QVT Associates GP LLC, its general partner
By:
Name:
Title:

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RIVA RIDGE MASTER FUND, LTD. By: Riva Ridge Capital Management LP, as Investment Manager By: Riva Ridge GP LLC, GP to the Investment Manager
By:
Name:
Title:

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SENECA CAPITAL, L.P.
By:
	Name:	Mike Anastasio
	Title:	CFO

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SILVER POINT CAPITAL, L.P. on behalf of its affiliates and related funds
By:
Name:
Title:

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SPECTRUM INVESTMENT PARTNERS, L.P. By: Spectrum Group Management LLC, its general partner
By:
	Name:	Jeffrey A. Schaffer
	Title:	Managing Member

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SIPI MASTER LTD.
By:	Spectrum Investment Management LLC,
its investment manager

By:
	Name:	Jeffrey A. Schaffer
	Title:	Managing Member

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STARK CRITERION MASTER FUND LTD.
By:	Stark Criterion Management LLC
Its:	Investment Manager

By:
Name:
Title:

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STARK MASTER FUND LTD.
By:	Stark Offshore Management LLC
Its:	Investment Manager

By:
Name:
Title:

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THE SEAPORT GROUP LLC PROFIT SHARING PLAN
By:	Armory Advisors LLC, its Investment Advisor

By:
	Name:	Jay Burnham
	Title:	Manager

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UBS SECURITIES LLC (solely with respect to the Distressed Debt Trading Group)
By:
Name:
Title:

By:
Name:
Title:

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VENOR CAPITAL MASTER FUND LTD.
By:
	Name:	Michael Wartell
	Title:	Authorized Signatory

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WHITEBOX HEDGED HIGH YIELD PARTNERS, L.P.
By:	Whitebox Hedged High Yield Advisors, LLC, its
General Partner

By:	Whitebox Advisors, LLC, its Managing Member

By:
Name:
Title:

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WHITEBOX COMBINED PARTNERS, L.P.
By:	Whitebox Combined Advisors, LLC, its
General Partner

By:	Whitebox Advisors, LLC, its Managing Member

By:
Name:
Title:

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M.H. DAVIDSON & CO.
BY:	M.H. Davidson & Co. GP, L.L.C., its general partner

BY:
Avram Friedman
Managing Member

DAVIDSON KEMPNER INTERNATIONAL, LTD.
BY:	Davidson Kempner International Advisors, L.L.C., its Investment Manager

BY:
Avram Friedman
Managing Member

DAVIDSON KEMPNER DISTRESSED OPPORTUNITIES FUND LP
BY:	DK GROUP LLC, its General Partner

BY:
Avram Friedman
Managing Member

DAVIDSON KEMPNER PARTNERS
BY:	MHD Management Co., its general partner
BY:	MHD Management Co. GP, L.L.C., its general partner

BY:
Avram Friedman
Managing Member

DAVIDSON KEMPNER INSTITUTIONAL PARTNERS, L.P.
BY:	Davidson Kempner Advisors, Inc., its General Partner

BY:
Avram Friedman
Principal

DAVIDSON KEMPNER DISTRESSED OPPORTUNITIES INTERNATIONAL LTD.
BY:	DK Management Partners LP, its Investment Manager

BY:
Avram Friedman
Partner

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BRIGADE LEVERAGED CAPITAL STRUCTURES FUND LTD.
By:
Name:
Title:

[Second Amendment to the Equity Commitment Agreement — Co-Investor Signature Page]

PLAINFIELD OC MASTER FUND LIMITED
By:
Name:
Title:

[Second Amendment to the Equity Commitment Agreement — Co-Investor Signature Page]

PLAINFIELD LIQUID STRATEGIES MASTER FUND LIMITED
By:
Name:
Title:

[Second Amendment to the Equity Commitment Agreement — Co-Investor Signature Page]

PLAINFIELD SPECIAL SITUATIONS MASTER FUND II LIMITED
By:
Name:
Title:

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EXHIBIT I
SCHEDULE I TO THE EQUITY COMMITMENT AGREEMENT (omitted)
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EXHIBIT II
SCHEDULE 7 TO THE EQUITY COMMITMENT AGREEMENT (omitted)
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